November 2010 Free Writing Prospectus Registration Statement No. 333-158385 Dated November 23, 2010 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS Opportunities in U.S. Equities
PLUS Based on the Value of the S&P 500® Index due January 30, 2012
Performance Leveraged Upside SecuritiesSM
PLUS are senior unsecured debt securities of HSBC USA Inc. (“HSBC”), will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying underlying supplement no. 3, product supplement, prospectus supplement and prospectus, as supplemented or modified by this free writing prospectus.  All references to “Enhanced Market Participation Notes” in the product supplement shall refer to these PLUS.  All references to “Reference Asset” in the prospectus supplement, product supplement and underlying supplement no. 3 shall refer to the “underlying index” herein.  At maturity, if the underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying index, subject to the maximum payment at maturity.  At maturity, if the underlying index has depreciated in value, the investor will lose 1% for every 1% decline in the value of the underlying index from the pricing date to the valuation date.  Investors may lose up to 100% of the stated principal amount of the PLUS.  All payments on the PLUS are subject to the credit risk of HSBC.

INDICATIVE TERMS
Issuer:	HSBC USA Inc.
Maturity date:	January 30, 2012, subject to adjustment as described in the accompanying underlying supplement no. 3
Underlying index:	S&P 500® Index
Aggregate principal amount:
Payment at maturity:
•    If the final index value is greater than the initial index value:
$10 + the leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
•    If the final index value is less than or equal to the initial index value:
$10 x the index performance factor
This amount will be less than or equal to the stated principal amount of $10.

Leveraged upside payment:	$10 x leverage factor x index percent increase
Leverage factor:	300%
Index percent increase:	(final index value – initial index value) / initial index value
Initial index value:	The index closing value on the pricing date
Final index value:	The index closing value on the valuation date
Valuation date:	January 23, 2012, subject to adjustment as described in the accompanying underlying supplement no. 3
Index performance factor:	final index value / initial index value
Maximum payment at maturity:	$11.50 to $11.90 per PLUS (115.00% to 119.00% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Stated principal amount:	$10 per PLUS
Issue price:	$10 per PLUS (see “Commissions and Issue Price” below)
Pricing date:	December 27, 2010
Original issue date:	December 30, 2010 (3 business days after the pricing date)
CUSIP:	40432R369
ISIN:	US40432R3690
Listing:	The PLUS will not be listed on any securities exchange.
Agent:	HSBC Securities (USA) Inc.
Commissions and Issue Price:	Price to Public(1)	Fees and Commissions(1)(2)	Proceeds to Issuer
Per PLUS	$10	$0.20	$9.80
Total	$	$	$
(1)
The actual price to public and fees and commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of PLUS purchased by that investor.  The lowest price payable by an investor is $9.925 per PLUS.  Please see “Syndicate Information” on page 5 of this free writing prospectus for further details about the applicable price to public and fees and commissions.

(2)
HSBC Securities (USA) Inc., acting as agent for HSBC, will receive a fee of $0.20 per $10 stated principal amount and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.20 for each PLUS they sell.  See “Supplemental plan of distribution (conflicts of interest).”

Investment in the PLUS involve certain risks.  See “Risk Factors” beginning on page 8 of this free writing prospectus, page US3-1 of the underlying supplement no. 3, page PS-4 of the product supplement and page S-3 of the prospectus supplement.
Neither the U.S. Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved the PLUS, or determined that this free writing prospectus or the accompanying underlying supplement no. 3, product supplement, prospectus supplement or prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
You should read this document together with the related underlying supplement no. 3, product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.
The underlying supplement no. 3 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm
The product supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm
The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm
The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

The PLUS are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction, and involve investment risks including possible loss of the stated principal amount invested due to the credit risk of HSBC.

PLUS Based on the Value of the S&P 500® Index due January 30, 2012
Performance Leveraged Upside SecuritiesSM

Investment Overview

Performance Leveraged Upside Securities

The PLUS Based on the Value of the S&P 500® Index due January 30, 2012 (the “PLUS”) can be used:

▪	As an alternative to direct exposure to the underlying index that enhances returns for a certain range of positive performance of the underlying index

▪	To enhance positive returns and potentially outperform the underlying index in a moderately bullish scenario

▪	To achieve similar levels of exposure to the underlying index as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

Maturity:	13 Months

Leverage factor:	300%

Maximum payment at maturity:	$11.50 to $11.90 per PLUS (115.00% to 119.00% of the stated principal amount) (to be determined on the pricing date)

Minimum payment at maturity:	None

Coupon:	None

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets.  The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of the 500 similar companies during the base period of the years 1941 through 1943.

Information as of market close on November 18, 2010:

Bloomberg Ticker Symbol:	SPX

Current Index Value:	1,196.69

52 Weeks Ago:	1,093.48

52 Week High (on November 5, 2010):	1,227.08

52 Week Low (on July 1, 2010):	1,010.91

Underlying Index Historical Performance – Daily Closing Values November 21, 2005 to November 18, 2010

November 2010	Page 2

PLUS Based on the Value of the S&P 500® Index due January 30, 2012
Performance Leveraged Upside SecuritiesSM

Key Investment Rationale

The PLUS offer 300% leveraged upside on the positive performance of the underlying index, subject to a maximum payment at maturity of $11.50 to $11.90 per PLUS (115.00% to 119.00% of the stated principal amount).  The actual maximum payment at maturity will be determined on the pricing date.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the underlying index.
Payment Scenario 1
The underlying index increases in value and, at maturity, the PLUS redeem for the stated principal amount of $10 plus 300% of the index percent increase, subject to a maximum payment at maturity of $11.50 to $11.90 per PLUS (115.00% to 119.00% of the stated principal amount).

Payment Scenario 2	The underlying index declines in value and, at maturity, the PLUS redeem for less than the stated principal amount by an amount that is proportionate to the decline.

Key Risks

Investment in the PLUS involve certain risks.  See “Risk Factors” beginning on page 8 of this free writing prospectus, page US3-1 of the underlying supplement no. 3, page PS-4 of the product supplement and page S-3 of the prospectus supplement.

In the prospectus supplement, please consider:

▪	Risks Relating to All Note Issuances; and

▪	Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset.

In this free writing prospectus, please consider:

▪	PLUS do not pay interest and may result in a loss;

▪	The appreciation potential of the PLUS is limited by the maximum payment at maturity;

▪	The market price will be influenced by many unpredictable factors;

▪	Investing in the PLUS is not equivalent to investing in the underlying index;

▪	Adjustments to the underlying index could adversely affect the value of the PLUS;

▪	Certain built-in costs are likely to adversely affect the value of the PLUS prior to maturity;

▪	Credit risk of HSBC USA Inc.;

▪	The PLUS will not be listed on any securities exchange and secondary trading may be limited;

▪	The calculation agent, which is HSBC or one if its affiliates, will make determinations with respect to the PLUS;

▪	Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the PLUS;

▪	The PLUS are not insured by any governmental agency of the United States or any other jurisdiction; and

▪	The U.S. federal income tax consequences of an investment in the PLUS are uncertain.

November 2010	Page 3

PLUS Based on the Value of the S&P 500® Index due January 30, 2012
Performance Leveraged Upside SecuritiesSM

Fact Sheet

The PLUS are senior unsecured debt securities of HSBC, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying underlying supplement no. 3, product supplement, prospectus supplement and prospectus, as supplemented or modified by this free writing prospectus.  All references to “Enhanced Market Participation Notes” in the product supplement shall refer to these PLUS.  All references to “Reference Asset” in the prospectus supplement, product supplement and underlying supplement no. 3 shall refer to the “underlying index” herein.  At maturity, an investor will receive for each stated principal amount of PLUS that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the value of the underlying index on the valuation date.  All payments on the PLUS are subject to the credit risk of HSBC.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
December 27, 2010	December 30, 2010 (3 business days after the pricing date)	January 23, 2012, subject to adjustment as described in the accompanying underlying supplement no. 3
Key Terms
Issuer:	HSBC USA Inc.
Underlying index:	S&P 500® Index
Underlying index publisher:	Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.
Original issue price:	$10 per PLUS (see “Syndicate Information” on page 5 of this free writing prospectus)
Stated principal amount:	$10 per PLUS
Denominations:	$10 per PLUS and integral multiples thereof
Interest:	None
Aggregate principal amount
Payment at maturity:	• If the final index value is greater than the initial index value: $10 + leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity.
• If the final index value is less than or equal to the initial index value: $10 x the index performance factor
This amount will be less than or equal to the stated principal amount of $10.
Leveraged upside payment:	$10 x leverage factor x index percent increase
Leverage factor:	300%
Index percent increase:	(final index value – initial index value) / initial index value
Initial index value:	The index closing value on the pricing date as determined by the calculation agent
Final index value:	The index closing value on the valuation date as determined by the calculation agent
Valuation date:	January 23, 2012, subject to adjustment as described in the accompanying underlying supplement no. 3
Index performance factor:	final index value / initial index value
Maximum payment at maturity:	$11.50 to $11.90 per PLUS (115.00% to 119.00% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Risk factors:
Please see “Risk Factors” beginning on page 8 of this free writing prospectus, page US3-1 of the underlying supplement no. 3, page PS-4 of the product supplement and page S-3 of the prospectus supplement.

November 2010	Page 4

PLUS Based on the Value of the S&P 500® Index due January 30, 2012
Performance Leveraged Upside SecuritiesSM

General Information
Listing:	The PLUS will not be listed on any securities exchange.
CUSIP:	40432R369
ISIN:	US40432R3690
Minimum ticketing size:	100 PLUS
Tax considerations:
There is no direct legal authority as to the proper tax treatment of each PLUS, and therefore significant aspects of the tax treatment of each PLUS is uncertain as to both the timing and character of any inclusion in income in respect of each PLUS.  Under one approach, each PLUS could be treated as a pre-paid forward or other executory contract with respect to the underlying index.  We intend to treat each PLUS consistent with this approach.  Pursuant to the terms of each PLUS, you agree to treat each PLUS under this approach for all U.S. federal income tax purposes. Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat each PLUS as a pre-paid forward or other executory contract with respect to the underlying index.  Pursuant to this approach, we do not intend to report any income or gain with respect to each PLUS prior to maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the PLUS for more than one year at such time for U.S. federal income tax purposes.
In Notice 2008-2, the Internal Revenue Service and the Treasury Department requested comments as to whether the purchaser of certain securities (which may include the PLUS) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a security or contract should be ordinary or capital , and whether foreign holders should be subject to withholding tax on any deemed income accrual.  Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the accompanying product supplement) of a PLUS is required to accrue income in respect of the PLUS prior to the receipt of payments under the PLUS or its earlier sale.  Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of a PLUS as ordinary income (including gain on a sale).  Finally, it is possible that a non-U.S. holder (as defined in the accompanying product supplement) of the PLUS could be subject to U.S. withholding tax in respect of a PLUS.  It is unclear whether any regulations or other guidance would apply to the PLUS (possibly on a retroactive basis).  Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the PLUS.
For a further discussion of U.S. federal income tax consequences related to each PLUS, see the section “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the section “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Trustee:
Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the PLUS will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent
Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Calculation agent:	HSBC USA Inc., or one of its affiliates.
Supplemental plan of distribution (conflicts of interest):
Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the PLUS from HSBC for distribution to Morgan Stanley Smith Barney LLC.  HSBC Securities (USA) Inc. will act as agent for the PLUS and will receive a fee of $0.20 per $10 stated principal amount and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.20 for each PLUS they sell.
In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the PLUS, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.
See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.

Syndicate Information
Issue price of the PLUS	Commissions	Principal amount of PLUS
$10.0000	$0.2000	<$1MM
$9.9625	$0.1625	≥$1MM and <$3MM
$9.9438	$0.1438	≥$3MM and <$5MM
$9.9250	$0.1250	≥$5MM
Morgan Stanley Smith Barney LLC may reclaim selling concessions allowed to individual brokers within Morgan Stanley Smith Barney LLC in connection with the offering if, within 30 days of the offering, HSBC repurchases the PLUS distributed by such brokers.

This is a summary of the terms and conditions of the PLUS.  We encourage you to read the accompanying underlying supplement no. 3, product supplement, prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

November 2010	Page 5

PLUS Based on the Value of the S&P 500® Index due January 30, 2012
Performance Leveraged Upside SecuritiesSM

How PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$10 per PLUS
Leverage factor:	300%
Hypothetical maximum payment at maturity:
$11.70 per PLUS (117.00% of the stated principal amount).  The actual maximum payment at maturity will be between $11.50 to $11.90 per PLUS (115.00% to 119.00% of the stated principal amount) and will be determined on the pricing date.

PLUS Payoff Diagram

How it works

▪
If the final index value is greater than the initial index value, investors would receive the $10 stated principal amount plus 300% of the appreciation of the underlying index over the term of the PLUS, subject to the hypothetical maximum payment at maturity of $11.70 per PLUS.  Under the payoff diagram, an investor would realize the hypothetical maximum payment at maturity at a final index value of 105.6667% of the initial index value.

▪
If the final index value is less than or equal to the initial index value, investors would receive an amount that is less than or equal to the stated principal amount by an amount, based on a 1% loss of principal for each 1% decline in the underlying index.

▪	For example, if the underlying index depreciates 20%, investors would lose 20% of their principal and receive only $8.00 per PLUS at maturity, or 80% of the stated principal amount.

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PLUS Based on the Value of the S&P 500® Index due January 30, 2012
Performance Leveraged Upside SecuritiesSM

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of PLUS that they hold an amount in cash based upon the closing value of the underlying index on the valuation date, as determined as follows:

If the final index value is greater than the initial index value:

$10    +    leveraged upside payment; subject to the maximum payment at maturity.

If the final index value is less than or equal to the initial index value:

($10    x    Index Performance Factor)

Because the index performance factor will be less than or equal to 1.0, the payment at maturity will be less than or equal to the stated principal amount.

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PLUS Based on the Value of the S&P 500® Index due January 30, 2012
Performance Leveraged Upside SecuritiesSM

Risk Factors
We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement, on page PS-4 of the accompanying product supplement and on page US3-1 of underlying supplement no. 3.  Investing in the PLUS is not equivalent to investing directly in any of the stocks comprising the underlying index.  You should understand the risks of investing in the PLUS and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the PLUS in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying underlying supplement no. 3, product supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, product supplement and underlying supplement no. 3, including the explanation of risks relating to the PLUS described in the following sections:

“— Risks Relating to All Note Issuances” in the prospectus supplement; and

“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

▪
PLUS do not pay interest and may result in a loss.  The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest nor guarantee payment of the principal amount at maturity.  If the final index value is less than the initial index value, you will receive for each PLUS that you hold a payment at maturity that is less than the stated principal amount of each PLUS by an amount proportionate to the decline in the value of the underlying index, subject to the credit risk of HSBC.  You may lose up to 100% of the stated principal amount of the PLUS.

▪
The appreciation potential of the PLUS is limited by the maximum payment at maturity.  The appreciation potential of the PLUS is limited by the maximum payment at maturity of $11.50 to $11.90 per PLUS (115.00% to 119.00% of the stated principal amount).  The actual maximum payment at maturity will be determined on the pricing date.  Although the leverage factor provides 300% exposure to any increase in the final index value over the initial index value, because the payment at maturity will be limited to 115.00% to 119.00% of the stated principal amount for the PLUS, any increase in the final index value over the initial index value by more than 105.00% to 106.33% of the initial index value will not further increase the return on the PLUS.

▪
The market price will be influenced by many unpredictable factors.  Several factors will influence the value of the PLUS in the secondary market and the price at which HSBC Securities (USA) Inc. may be willing to purchase or sell the PLUS in the secondary market, including: the value, volatility and dividend yield of the underlying index, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The level of the underlying index may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.  You may receive less, and possibly significantly less, than the stated principal amount per PLUS if you try to sell your PLUS prior to maturity.

▪
Investing in the PLUS is not equivalent to investing in the underlying index.  Investing in the PLUS is not equivalent to investing in the underlying index or its component stocks.  Investors in the PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlying index.

▪
Adjustments to the underlying index could adversely affect the value of the PLUS.  The underlying index publisher may add, delete or substitute the stocks constituting the underlying index or make other methodological changes that could change the value of the underlying index. The underlying index publisher may discontinue or suspend calculation or publication of the underlying index at any time.  In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪
Certain built-in costs are likely to adversely affect the value of the PLUS prior to maturity.  The original issue price of the PLUS includes the agent’s fees and commissions and the estimated cost of HSBC hedging its obligations

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PLUS Based on the Value of the S&P 500® Index due January 30, 2012
Performance Leveraged Upside SecuritiesSM

under the PLUS. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase PLUS from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the stated maturity date could result in a substantial loss to you. The PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your PLUS to maturity.

▪
Credit risk of HSBC USA Inc.  The PLUS are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the PLUS will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the PLUS depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the PLUS and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the PLUS.

▪
The PLUS will not be listed on any securities exchange and secondary trading may be limited. The PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the PLUS. HSBC Securities (USA) Inc. may, but is not obligated to, make a market in the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to transact. If, at any time, HSBC Securities (USA) Inc. were to cease making a market in the PLUS, it is likely that there would be no secondary market for the PLUS. Accordingly, you should be willing to hold your PLUS to maturity.

▪
The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the PLUS.  As calculation agent, HSBC or one of its affiliates will determine the initial index value, will determine the final index value and will calculate the amount of cash you receive at maturity.  Determinations made by HSBC or one of its affiliates in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final index value in the event of a discontinuance of the underlying index, may adversely affect the payout to you at maturity.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the PLUS.  One or more of our affiliates expect to carry out hedging activities related to the PLUS (and possibly to other instruments linked to the underlying index or its component stocks), including trading in the stocks that constitute the underlying index as well as in other instruments related to the underlying index.  Some of our affiliates also trade the stocks that constitute the underlying index and other financial instruments related to the underlying index on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value and, therefore, could increase the value at which the underlying index must close before an investor receives a payment at maturity that exceeds the stated principal amount of the PLUS.  Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the value of the underlying index on the valuation date and, accordingly, the amount of cash an investor will receive at maturity.

▪
The PLUS are not insured by any governmental agency of the United States or any other jurisdiction.  The PLUS are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the PLUS is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the PLUS.

▪
The U.S. federal income tax consequences of an investment in the PLUS are uncertain.  For a discussion of certain of the U.S. federal income tax consequences of your investment in a PLUS, please see the discussion under “Tax considerations” herein, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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PLUS Based on the Value of the S&P 500® Index due January 30, 2012
Performance Leveraged Upside SecuritiesSM

Information about the S&P 500® Index

The S&P 500® Index. The S&P 500® Index is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of November 1, 2010 were: Information Technology, Financials, Consumer Staples, Health Care and Energy.

For more information about the S&P 500® Index, see “The S&P 500® Index” on page US3-4 of the accompanying underlying supplement no. 3.

Historical Information

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the underlying index for each quarter in the period from January 1, 2005 through November 18, 2010.  The following graph sets forth the historical performance of the S&P 500® Index based on the daily historical closing values from November 21, 2005 through November 18, 2010.  The closing value for the S&P 500® Index on November 18, 2010 was 1,196.69. We obtained the closing values below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service. The historical values of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the value of the underlying index on the valuation date.

S&P 500® Index	High	Low	Period End
2005
First Quarter	1,229.11	1,163.69	1,180.59
Second Quarter	1,219.59	1,136.15	1,191.33
Third Quarter	1,245.86	1,183.55	1,228.81
Fourth Quarter	1,275.80	1,168.20	1,248.29
2006
First Quarter	1,310.88	1,245.74	1,294.83
Second Quarter	1,326.70	1,219.29	1,270.20
Third Quarter	1,340.28	1,224.54	1,335.85
Fourth Quarter	1,431.81	1,327.10	1,418.30
2007
First Quarter	1,461.57	1,363.98	1,420.86
Second Quarter	1,540.56	1,416.37	1,503.35
Third Quarter	1,555.90	1,370.60	1,526.75
Fourth Quarter	1,576.09	1,406.10	1,468.36
2008
First Quarter	1,471.77	1,256.98	1,322.70
Second Quarter	1,440.24	1,272.00	1,280.00
Third Quarter	1,313.15	1,106.42	1,166.36
Fourth Quarter	1,167.03	741.02	903.25
2009
First Quarter	943.85	666.79	797.87
Second Quarter	956.23	783.32	919.32
Third Quarter	1,080.15	869.32	1,057.08
Fourth Quarter	1,130.38	1,019.95	1,115.10
2010
First Quarter	1,180.69	1,044.50	1,169.43
Second Quarter	1,219.80	1,028.33	1,030.71
Third Quarter	1,157.16	1,010.91	1,141.20
Fourth Quarter (through November 18, 2010)	1,227.08	1,131.87	1,196.69

November 2010	Page 10

PLUS Based on the Value of the S&P 500® Index due January 30, 2012
Performance Leveraged Upside SecuritiesSM

Underlying Index Historical Performance – Daily Closing Values November 21, 2005 to November 18, 2010

November 2010	Page 11

PLUS Based on the Value of the S&P 500® Index due January 30, 2012
Performance Leveraged Upside SecuritiesSM

Where You Can Find More Information

This free writing prospectus relates to an offering of securities linked to the underlying index identified on the cover page.  The purchaser of a PLUS will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single underlying index.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although the offering of PLUS relates to the underlying index identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the underlying index or any component security included in the underlying index or as to the suitability of an investment in the PLUS.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and underlying supplement no. 3) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement, product supplement and underlying supplement no. 3 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and underlying supplement no. 3 if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009, and the underlying supplement no. 3 dated October 22, 2010.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these PLUS. If the terms of the PLUS offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus, or underlying supplement no. 3, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, on page PS-4 of the product supplement, on page S-3 of the prospectus supplement and on page US3-1 of underlying supplement no. 3, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

You may access these documents on the SEC web site at .www.sec.gov as follows:

•	The underlying supplement no. 3 at:
http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm
•	The product supplement at:
http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm
•	The prospectus supplement at:
http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm
•	The prospectus at:
http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

November 2010	Page 12